EXHIBIT 99.1

TF Financial Corporation Announces 2006 Results and an Increased Quarterly Dividend

NEWTOWN, Pa., Jan. 25, 2007 (PRIME NEWSWIRE) -- TF Financial Corporation (Nasdaq:THRD) today reported net income of $5,514,000 ($2.03 per diluted share) for 2006, compared with $6,153,000 ($2.20 per diluted share) for 2005. Net income for the three month period ended December 31, 2006 was $1,455,000 ($0.53 per diluted share) compared with $1,527,000 ($0.55 per diluted share) during the comparable period of 2005. The Company also announced that its Board of Directors declared a quarterly dividend of $0.20 per share, payable February 15, 2007 to shareholders of record on February 8, 2007. This dividend is a 5.3% increase over the amount paid during the fourth quarter of 2006.

 Highlights for 2006 include:

  * Net interest income decreased by a modest 1.2% during 2006 despite four 25 basis point increases in the federal funds rate by the Federal Reserve during the year, which typically results in higher short-term market interest rates and drives up the cost of the Company's core deposits. In addition, the Company operates in some highly competitive deposit markets, and needed to respond by offering several new products with very attractive interest rates.

  * The net interest margin was 3.60% during 2006, a 13 basis point decrease from 2005. Nevertheless, this net interest margin places us in the top quartile of our savings bank peers.

  * Loans decreased by $6.4 million or 1.3% to $485 million. However, this decrease includes a one-time loan sale of $16.3 million during July, and a $15 million net decrease during the fourth quarter due to a large number of unscheduled loan repayments.
    Still, the loans to deposits ratio was over 101% at December 31 and the Company produced strong loan volume throughout the year.

  * Return on assets and return on equity were a strong 0.83% and
    8.68%, respectively, during the year.

  * Affecting year to year comparability, operating results for 2006 absorbed $747,000 of stock-based compensation expense due in part to a new accounting principle, adopted during the first quarter of
    2006, requiring the expensing of the value of stock options.

  * Dividends for the year were $0.76 per share, up 5.6% from the
    $0.72 paid during 2005.

Commenting on the state of the Company, President Kent C. Lufkin said that "we have spent the last three years creating a highly recognizable brand and image in our markets through marketing, community involvement, and customer service. We feel that these efforts produced meaningful returns for shareholders during 2006 as evidenced by the strong loan production we were able to maintain in a softening real estate market, and the relatively stable level of our deposits in a very challenging deposit market."

TF Financial Corporation is a holding company whose principal subsidiary is Third Federal Bank, which operates 15 full service retail and commercial banking offices in Philadelphia and Bucks County, Pennsylvania and in Mercer County, New Jersey. In addition, the Bank's website can be found at www.thirdfedbank.com. Statements contained in this news release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by TF Financial Corporation with the Securities and Exchange Commission from time to time. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

 T F FINANCIAL CORPORATION
 UNAUDITED FINANCIAL INFORMATION

          (dollars in thousands except per share data)

                                            THREE MONTHS
                                      ----------------------     INC
                                      12/31/2006  12/31/2005    (DEC)
                                      ----------  ----------   ------
 EARNINGS SUMMARY

    Interest income                    $  9,678    $  8,927       8.4%
    Interest expense                      4,224       3,281      28.7%
    Net interest income                   5,454       5,646      -3.4%
    Loan loss provision                       0          90    -100.0%
    Non-interest income                     691         647       6.8%
    Non-interest expense                  4,127       4,010       2.9%
    Income taxes                            563         666     -15.5%
    Net income                         $  1,455    $  1,527      -4.7%

 PER SHARE INFORMATION

    Earnings per share, basic          $   0.54    $   0.56      -3.6%
    Earnings per share, diluted        $   0.53    $   0.55      -3.6%

    Dividends paid                     $   0.19    $   0.18       5.6%

 FINANCIAL RATIOS

    Annualized return on average assets    0.88%       0.93%     -5.4%
    Annualized return on average equity    8.80%       9.80%    -10.2%
    Efficiency ratio                      67.16%      64.65%      3.9%

 AVERAGE BALANCES

    Loans                              $496,343    $479,580       3.5%
    Mortgage-backed securities           77,725      96,502     -19.5%
    Investment securities                42,628      41,261       3.3%
    Other interest-earning assets         2,198       1,493      47.2%
    Total earning assets                618,894     618,836       0.0%
    Non-earning assets                   35,639      33,923       5.1%
    Total assets                        654,533     652,759       0.3%

    Deposits                            475,707     466,081       2.1%
    FHLB advances                       105,727     117,980     -10.4%
    Total interest bearing liabilities  581,434     584,061      -0.4%
    Non-interest bearing liabilities      7,515       6,904       8.8%
    Stockholders' equity                 65,584      61,794       6.1%
    Total liabilities &
     stockholders' equity              $654,533    $652,759       0.3%

 SPREAD AND MARGIN ANALYSIS

 Average yield on:
    Loans                                  6.60%       6.09%
    Mortgage-backed securities             4.50%       4.71%
    Investment securities                  5.81%       4.69%
    Other interest-earning assets          5.23%       4.52%
 Average cost of:
    Deposits                               2.64%       1.86%
    FHLB advances                          3.97%       3.70%

 Interest rate spread                      3.40%       3.55%
 Net interest margin                       3.57%       3.68%

 NON-INTEREST INCOME DETAIL

    Retail banking fees                $    643    $    629       2.2%
    Gain on sale of loans              $     48    $     18     166.7%

 NON-INTEREST EXPENSE DETAIL

    Salaries and benefits                 2,432       2,233       8.9%
    Stock-based compensation                189          --       0.0%
    Occupancy                               664         693      -4.2%
    Deposit insurance                        15          16      -6.3%
    Professional fees                       264         166      59.0%
    Deposit intangible amortization          --          28    -100.0%
    Advertising                             (28)        220    -112.7%
    Other                                   591         654      -9.6%

 T F FINANCIAL CORPORATION
 UNAUDITED FINANCIAL INFORMATION

          (dollars in thousands except per share data)

                                           TWELVE MONTHS
                                      ----------------------      INC
                                      12/31/2006  12/31/2005     (DEC)
                                      ----------  ----------    ------
 EARNINGS SUMMARY

    Interest income                    $ 38,019    $ 33,965      11.9%
    Interest expense                     15,861      11,532      37.5%
    Net interest income                  22,158      22,433      -1.2%
    Loan loss provision                     150         540     -72.2%
    Non-interest income                   2,810       2,728       3.0%
    Non-interest expense                 17,168      16,168       6.2%
    Income taxes                          2,136       2,300      -7.1%
    Net income                         $  5,514    $  6,153     -10.4%

 PER SHARE INFORMATION

    Earnings per share, basic          $   2.04    $   2.25      -9.3%
    Earnings per share, diluted        $   2.03    $   2.20      -7.7%

    Dividends paid                     $   0.76    $   0.72       5.6%

 FINANCIAL RATIOS

    Annualized return on average assets    0.83%       0.96%    -13.5%
    Annualized return on average equity    8.68%      10.16%    -14.6%
    Efficiency ratio                      69.18%      65.67%      5.3%

 AVERAGE BALANCES

    Loans                              $502,048    $462,389       8.6%
    Mortgage-backed securities           81,750     108,029     -24.3%
    Investment securities                41,984      37,357      12.4%
    Other interest-earning assets         1,653       1,910     -13.5%
    Total earning assets                627,435     609,685       2.9%
    Non-earning assets                   35,050      34,215       2.4%
    Total assets                        662,485     643,900       2.9%

    Deposits                            468,933     465,521       0.7%
    FHLB advances                       122,671     111,628       9.9%
    Total interest bearing liabilities  591,604     577,149       2.5%
    Non-interest bearing liabilities      7,332       6,199      18.3%
    Stockholders' equity                 63,549      60,552       4.9%
    Total liabilities
     & stockholders' equity            $662,485    $643,900       2.9%

 SPREAD AND MARGIN ANALYSIS

 Average yield on:
    Loans                                  6.44%       5.96%
    Mortgage-backed securities             4.55%       4.51%
    Investment securities                  5.47%       4.75%
    Other interest-earning assets          5.69%       3.09%
 Average cost of:
    Deposits                               2.33%       1.63%
    FHLB advances                          4.03%       3.52%

 Interest rate spread                      3.45%       3.62%
 Net interest margin                       3.60%       3.73%

 NON-INTEREST INCOME DETAIL

    Retail banking fees                $  2,623    $  2,570       2.1%
    Gain on sale of loans              $    238    $    158      50.6%
    Gain (loss) on sales of securities      (51)         --       0.0%

 NON-INTEREST EXPENSE DETAIL

    Salaries and benefits                 9,889       9,249       6.9%
    Stock-based compensation                747          --       0.0%
    Occupancy                             2,834       2,645       7.1%
    Deposit insurance                        60          64      -6.3%
    Professional fees                       739         814      -9.2%
    Deposit intangible amortization          83         130     -36.2%
    Advertising                             500         773     -35.3%
    Other                                 2,316       2,493      -7.1%

 T F FINANCIAL CORPORATION
 UNAUDITED FINANCIAL INFORMATION

             (dollars in thousands except per share data)

                                           AT DECEMBER 31,
                                         --------------------     INC
                                           2006        2005      (DEC)
                                         --------    --------    -----
 DEPOSIT INFORMATION

    Non-interest checking                $ 36,991    $ 37,138     -0.4%
    Interest checking                      51,272      52,319     -2.0%
    Money market                           62,914      79,666    -21.0%
    Savings                               131,359     151,725    -13.4%
    CD's,retail                           183,847     149,673     22.8%
    CD's,broker                            11,704          --      0.0%

 OTHER INFORMATION

 Per Share
    Book value (a)                       $  24.55    $ 23.08
    Tangible book value (a)              $  22.95    $ 21.46
    Closing market price                 $  31.00    $ 28.45

 Balance Sheet
    Loans,net                            $484,539    $490,959     -1.3%
    Cash and cash equivalents              12,364       3,821    223.6%
    Mortgage-backed securities             82,035      93,688    -12.4%
    Investment securities                  42,371      42,563     -0.5%
    Total assets                          653,641     660,839     -1.1%
    Total deposits                        478,087     470,521      1.6%
    FHLB advances and other               101,701     121,260    -16.1%
    Stockholders' equity                   66,352      62,648      5.9%

 Asset Quality
    Non-performing loans                    2,110       1,588     32.9%
    Loan loss reserves                      2,865       2,641      8.5%
    Reserves to gross loans                  0.59%       0.54%     9.3%
    Non-performing loans to gross loans      0.43%       0.32%    34.4%
    Non-performing loans to total assets     0.32%       0.24%    33.3%
    Foreclosed property                        --         700   -100.0%
    Foreclosed property to total assets      0.00%       0.11%  -100.0%
    Non-performing assets to total assets    0.32%       0.35%    -8.6%

 Statistical
    Shares outstanding (000's) (a)          2,703       2,714
    Number of branch offices                   15          15
    Full time equivalent employees            189         172

 (a) Excludes 171,000 and 185,000 unallocated employee stock ownership plan shares at December 31, 2006 and December 31, 2005, respectively.

CONTACT:  TF Financial Corporation
          Dennis R. Stewart, EVP/CFO
          (215) 579-4000